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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): March 31, 2000
                                (March 30, 2000)


                                 GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




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
                 TEXAS                                  1-8226                                74-2144774
       (STATE OF INCORPORATION)                (COMMISSION FILE NUMBER)           (IRS EMPLOYER IDENTIFICATION NO.)
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                        10370 RICHMOND AVENUE, SUITE 600
                            HOUSTON, TEXAS 77042-4136
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                                 (713) 435-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.           OTHER EVENTS

OFFERING

         On March 30, 2000, Grey Wolf, Inc. (the "Registrant") issued a press release announcing that it had entered into an underwriting agreement (the "Underwriting Agreement") with Johnson Rice & Company, L.L.C. in connection with the offering (the "Offering") of 13,000,000 shares of the Registrant's common stock, par value $0.10 per share (the "Common Stock").

         The Offering is being made pursuant to the Company's Registration Statement on Form S-3 (File No. 333-86949) (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement provides that the Registrant may offer from time to time common stock, preferred stock, depository shares, debt securities and warrants with an aggregate public offering price of up to $200,000,000.

         The descriptions of the Underwriting Agreement does not purport to be complete and qualified in its entirety by reference to such agreement, which is filed as an exhibit to this Form 8-K and incorporated herein by reference.

RECENT DEVELOPMENTS

         The prospectus supplement relating to the Offering contains the
Registrant's: (i) business strategy, which has been updated since its Form 10-K for the year ended December 31, 1999 was filed, and (ii) capital expenditure plan for 2000, which has been updated to reflect the proceeds from the Offering. These recent developments are as follows:

         Business Strategy

         We operate in a cyclical industry in which the number of working land drilling rigs and the average dayrates charged for them can change rapidly. Because of this cyclicality, we seek to take advantage of upswings in demand by increasing our dayrates and by being prepared to deploy additional rigs into the market. We also remain willing to impose disciplined cost saving measures, such as cold-stacking rigs, in times of decreasing demand.

         In each of our land drilling industry activities, we focus on increasing our operating margins. We strive to improve our operating margins in several ways, the most important of which are by:

        o         maintaining a leading position in our core domestic markets;

        o balancing the rates we charge for our services and market share while trying to maintain a high level of utilization on our marketed rigs;

        o enhancing cash-flow through our turnkey and trucking operations;

        o searching for new market opportunities, primarily in North America, where we believe our quality fleet of rigs would be able to generate attractive returns; and


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         o        searching for potential acquisition candidates that we believe would be accretive.

         Core Market Leadership. Our four core domestic markets have generally realized comparatively higher utilization rates and dayrates than other domestic markets, particularly for rigs capable of drilling to deeper depths in search of natural gas. Through acquisitions and divestitures, we have become one of the largest contractors in our core markets and have configured our rig fleet to predominantly consist of rigs capable of drilling to deeper formations. In recent years, these premium rigs have been in greater demand in our core markets and have generally enjoyed higher utilization and dayrates than rigs capable of drilling only to shallower depths.

         Balancing Dayrates and Utilization Rates. We strive to adjust the size of our marketed rig fleet to optimize the balance between the utilization of our rigs and the rates we can charge for them. We have 71 marketed rigs and 37 cold-stacked rigs. With the recent improvements in demand, we have sought and achieved higher dayrates for the rigs we now market. We plan to redeploy our non- marketed rigs when we believe we can maintain our dayrates and a high level of utilization on all our marketed rigs.

         Turnkey and Trucking. We seek to improve our operating margins by offering our drilling services on a turnkey or footage rate basis. A successfully completed turnkey contract or footage rate contract generally earns us a greater return than does a typical dayrate contract, though often poses greater risks. The key to our turnkey and footage drilling strategy is maintaining a reasonable balance between the risks and rewards of these types of contracts. In 1999, approximately 19% of our days worked were from turnkey and footage contracts. We also seek margin enhancement through our trucking operations, which includes a fleet of 54 trucks devoted exclusively to moving our rigs. We believe that our truck fleet enables us to offer safer, more timely service to our customers, while allowing us to save on third party transportation costs and increase our margins.

         New Market Opportunities. While we have focused our operations in our four core markets and believe these markets are currently the best domestic land drilling markets, we monitor other geographic markets for opportunities where our rig fleet could produce higher margins. We watch the market conditions outside our core markets for changes in customer drilling patterns that could lead to opportunities for our premium deep drilling rig fleet.

         Potential Acquisitions. We continue to monitor our core markets and other geographic markets for acquisition opportunities. Our criteria for acquisition candidates include companies or assets which can integrate with and enhance our premium rig fleet and possibly provide us entry into new geographic markets. We intend to pursue only those transactions that, we believe, will enhance our returns and be accretive to earnings.

         Capital Expenditures

         Capital expenditures for 2000 are estimated to be between $13.2 million and $19.3 million depending on our level of activity and the number of cold-stacked rigs ultimately reactivated. In addition, the demand for top drive units is growing in the land drilling industry and we expect to buy or rent additional top drive units as required to meet customer demand. A top drive drilling system, compared with the traditional kelly and rotary table drilling systems, allows for drilling with 90-foot

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lengths of drill pipe rather than 30-foot lengths, thus reducing the number of and time for making required connections. A top drive drilling system also permits rotation of the drill string while tripping in or out of the hole. These characteristics increase drilling speed, safety and efficiency and reduce the risk of the drill string sticking during operations. Estimated capital expenditures for 2000 include approximately $7.0 million for the acquisition of five additional top drives. Through March 29, 2000, we have redeployed 12 of our domestic cold-stacked rigs for an aggregate capital investment of $1.2 million. If demand warrants, we believe we can return the next 14 cold-stacked rigs to marketed condition for estimated capital expenditures of approximately $1.4 million, which would bring our marketed rig count to 85 rigs. To bring the next 15 rigs to marketed status, increasing our marketed rigs to 100, would require an estimated $4.6 million to $5.9 million. An estimated $10.0 million would be required to return our final eight cold-stacked rigs to marketed status. The actual cost of returning cold-stacked rigs to marketed status will depend on the extent to which component parts are used from the cold-stacked rigs and the extent to which we choose to upgrade the cold-stacked rigs before returning them to service. We cannot assure you that our actual costs will not be materially higher.

FORWARD-LOOKING STATEMENTS

         This report contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts concerning, among other things, market conditions, the demand for our drilling services, future utilization, future expenditures (including rig upgrades and refurbishments) and future results of operations. We cannot guarantee that we have identified and properly weighed all of the factors which affect market conditions and the demand for our rigs, that the public information upon which we have relied is accurate or complete or that our analysis of the market and the demand for our rigs is correct or that the strategy based on this analysis will be successful. Certain factors and risks that could cause actual results to differ from those identified in these forward-looking statements include, among others:

         o    fluctuations in prices and demand for oil and gas;

         o fluctuations in levels of oil and gas exploration and development activities;

         o    fluctuations in the demand for contract land drilling services;

         o the existence of competitors, technological changes and developments in the contract land drilling industry;

         o the existence of operating risks inherent in the contract land drilling industry; and

         o    U.S. and global economic conditions.

         For a further discussion of such factors and risks, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our prospectus supplement and filed with the SEC on March 31, 2000. These forward-looking statements speak only as of the date of this prospectus supplement. We disclaim any obligation to release publicly any updates or revisions to any forward-looking statement contained in this


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prospectus supplement to reflect any changes in our expectations regarding such statements or any change in events, conditions or circumstances on which they are based.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(C)      EXHIBITS

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
Exhibit No.           Description
-----------           -----------
     1.1              Underwriting Agreement between Grey Wolf, Inc. and Johnson Rice
                      & Company, L.L.C. dated March 30, 2000.

     99.1             Opinion of Porter & Hedges, L.L.P. with respect to the legality of the
                      Common Stock.

     99.2             Press Release.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2000

                                       GREY WOLF, INC.

                                        /s/ DAVID W. WEHLMANN
                                       ----------------------------------------
                                       David W. Wehlmann,
                                       Senior Vice President, Chief Financial
                                       Officer and Secretary


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                                INDEX OF EXHIBITS


EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
  1.1            Underwriting Agreement between Grey Wolf, Inc. and Johnson Rice
                 & Company, L.L.C. dated March 30, 2000.

  99.1           Opinion of Porter & Hedges, L.L.P. with respect to the legality of the
                 Common Stock.

  99.2           Press Release.
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